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                                                                  EXHIBIT 10.J.1

                             AMENDMENT NO. 1 TO THE
                           EL PASO ENERGY CORPORATION
                           DEFERRED COMPENSATION PLAN

         El Paso Energy Corporation, a Delaware corporation ("El Paso"), does hereby amend the El Paso Energy Corporation Deferred Compensation Plan (the "El Paso Plan") as set forth below:

         WHEREAS, on October 25, 1999, Sonat Inc., a Delaware corporation ("Sonat"), merged with and into El Paso pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999 (as amended from time to time) by and between Sonat and El Paso (the "Merger Agreement"); and

         WHEREAS, El Paso, as successor to Sonat and pursuant to Section 6.10(a) of the Merger Agreement, has assumed all of Sonat's obligations under the Sonat Inc. Deferred Compensation Plan (the "Sonat Plan"); and

         WHEREAS, El Paso desires to amend the El Paso Plan and to provide for the merger of the Sonat Plan into the El Paso Plan.

         NOW, THEREFORE, the following El Paso Plan provisions are hereby adopted:

1. Effective as of January 1, 2000 (the "Merger Date"), the Sonat Plan shall be merged into and shall become a part of the El Paso Plan. Pursuant to the merger of the Sonat Plan into the El Paso Plan, the assets (if any) and liabilities of the Sonat Plan shall be transferred to and become a part of the El Paso Plan, effective as of the Merger Date.

2. From and after the Merger Date, the plan resulting from the merger described in paragraph 1 above shall be governed by the terms and provisions of the El Paso Plan as it exists on the Merger Date, and as it may be amended from time to time thereafter ("Merged Plan"), except as may be otherwise provided herein.

3. As more fully set forth in the Sonat Plan, (a) all Accounts under the Sonat Plan with respect to any "Participant" in the Sonat Plan who has a "Termination of Employment" before January 1, 2000 shall be paid as provided in the Sonat Plan. Provisions in the El Paso Plan with respect to the Accounts of other Participants in the Sonat Plan are set forth in Paragraph 4 below.

4. A new Section 4.11 is added to the El Paso Plan after Section 4.10, such new Section 4.11 to read in its entirety as follows, effective as of January 1, 2000:


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         4.11     PROVISIONS REGARDING FORMER SONAT EMPLOYEES

         (a) CREDIT TO MEMORANDUM ACCOUNT. Effective as of January 1, 2000, each person who had an Account in the Sonat Inc. Deferred Compensation Plan (the "Sonat Plan") on December 31, 1999, and who has not had a Termination of Employment before January 1, 2000 (a "Former Sonat Participant"), shall have credited to a Memorandum Account an amount equal to the sum of (a) the balance of his Account in the Sonat Plan on December 31, 1999 (determined as set forth in Section 3.3 of the Sonat Plan) plus (b) the amount of any credits made under Section 3.1 of the Sonat Plan in 2000 with respect to pay periods ending before January 1, 2000. All Subaccounts under the Sonat Plan with respect to deferrals of base pay (valued as set forth above) shall be treated as deferrals of Base Salary under
                  Section 4.2 of this Plan. All Subaccounts under the Sonat Plan with respect to deferrals of bonus (valued as set forth above) shall be treated as deferrals of Cash Incentive Awards under
                  Section 4.3 of this Plan. All amounts so credited shall initially be invested in an Interest Account.

         (b) PAYMENT OF MEMORANDUM ACCOUNT. Unless otherwise provided pursuant to the provisions of Section 4.11(c), the amount credited to a Former Sonat Participant's Memorandum Account as provided in Section 4.11(a), and the interest, income, expense, gain or loss with respect thereto, shall be paid as provided in this Section 4.11(b), taking into account all Deferral Elections (as defined in the Sonat Plan) with respect thereto made before January 1, 2000.

                  For purposes of this Section 4.11(b):

                  (1) if the "Payment Commencement Event" (as defined in the Sonat Plan) with respect to a Deferral Election is termination of employment, then (a) the amount payable with respect to such Deferral Election shall be valued as of the last business day of the calendar quarter in which the termination of employment occurs, and (b) such amount shall be paid on the fifteenth day of the calendar quarter following the termination of employment (or if such day is not a business day, the next business day thereafter).

                  (2) if the Payment Commencement Event with respect to a Deferral Election is a specified July 1, and the Subaccount attributable to such Deferral Election is to be paid in a cash lump sum, then (a) the amount payable with respect thereto shall be valued as of the June 15 (or if such day is not a business day, the next business day thereafter) before the specified July 1, and (b) such amount shall be paid on the specified July 1 (or if such day is not a business day, the next business day thereafter).


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                  (3)      if the Payment Commencement Event with respect to a
                           Deferral Election is a specified July 1, and the Subaccount attributable to such Deferral Election is to be paid in annual installments, then (a) the amount payable with respect thereto shall be valued as of each June 15 (or if that day is not a business day, the next business day) before the applicable July 1, and (b) the amount to be paid on each July 1 (or if that day is not a business day, the next business day) shall equal the value determined pursuant to clause (a) above divided by the number of installments remaining to be paid (including the installment about to be paid).

                  (4) notwithstanding any other election made by a Former Sonat Participant under the Sonat Plan before January 1, 2000, upon the Former Sonat Participant's death, the amount credited to the Former Sonat Participant's Memorandum Account as provided in Section 4.11(a), and the interest, income, expense, gain or loss with respect thereto, shall be valued as of the last business day of the calendar quarter in which the Former Sonat Participant's death occurred, and such amount shall be paid to the deceased Former Sonat Participant's designated beneficiary (or, if no beneficiary has been designated, or if all designated beneficiaries have predeceased the Former Sonat Participant, to the Former Sonat Participant's estate) in a cash lump sum on the fifteenth day of the calendar quarter following the Former Sonat Participant's death (or if such day is not a business day, the next business day thereafter).

         (C) SPECIAL ELECTION PERIOD. Each Former Sonat Participant may, during a Special Election Period to be established by the Management Committee (as described below), elect to have payment of all (and not merely a part, except to the extent contemplated below) of the amount credited to his or her Memorandum Account as provided in Section 4.11(a), and the interest, income, expense, gain or loss with respect thereto, deferred until the Former Sonat Participant's retirement, death, Permanent Disability, resignation, designated payment date or termination of employment with the Company and its subsidiaries, or until any other specified time that is determined by the Management Committee. The election shall be irrevocable and shall be made on a form prescribed or accepted by the Management Committee. If a Former Sonat Participant makes an effective election under this Section 4.11(c), then
                  Section 4.11(b) shall not apply (except as provided below) to the amount subject to such election; provided that (a) if a Former Sonat Participant has made a Deferral Election to be paid a Subaccount on July 1, 2000, then no election under this
                  Section 4.11(c) may be made with respect thereto, and such Subaccount shall be paid as provided in Section 4.11(b), (b) a Former Sonat Participant may not elect a designated payment date under this

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                  Section 4.11(c) prior to January 1, 2001, and (c) upon the retirement, Permanent Disability, resignation or termination of employment of a Former Sonat Participant before July 1, 2001, the election made by the Former Sonat Participant shall be null and void, and all amounts in his or her Memorandum Account with respect thereto shall be paid as provided in
                  Section 4.11(b). The Special Election Period provided for in this Section 4.11(c) shall be such period of 30 or more days, ending on or before June 30, 2000, as may be determined by the Management Committee.

5. The phrase "designated payment date" is added after the word "resignation" in each place that the word "resignation" appears in Sections 4.2, 4.3, 4.4 and 4.5, effective as of December 3, 1998.

         IN WITNESS WHEREOF, El Paso Energy Corporation has executed this document as of December 31, 1999.

                                         EL PASO ENERGY CORPORATION


                                         By: /s/ Joel Richards III
                                             ------------------------------
                                         Executive Vice President
                                         Human Resources and Administration


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